UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2026

STRATEGY INC

(Exact name of registrant as specified in its charter)

Delaware	001-42509	51-0323571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Towers Crescent Plaza Tysons Corner, Virginia	22182
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (703) 848-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
10.00% Series A Perpetual Strife Preferred Stock, $0.001 par value per share	STRF	The Nasdaq Global Select Market
Variable Rate Series A Perpetual Stretch Preferred Stock, $0.001 par value per share	STRC	The Nasdaq Global Select Market
8.00% Series A Perpetual Strike Preferred Stock, $0.001 par value per share	STRK	The Nasdaq Global Select Market
10.00% Series A Perpetual Stride Preferred Stock, $0.001 par value per share	STRD	The Nasdaq Global Select Market
Class A Common Stock, $0.001 par value per share	MSTR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

ATM Update

On August 31, 2026, Strategy announced an update with respect to sales made under its at-the-market offering program ("ATM") of the following securities:

	During Period August 24, 2026 to August 30, 2026			As of August 30, 2026
Security	Shares Sold (1)	Notional Value (in millions) (2)	Net Proceeds (in millions) (3)	Available for Issuance and Sale (in millions)
STRF Stock	-	$-	$-	$1,619.3
10.00% Series A Perpetual Strife Preferred Stock
STRC Stock	-	$-	$-	$17,510.8
Variable Rate Series A Perpetual Stretch Preferred Stock
STRK Stock	-	$-	$-	$2,100.0
8.00% Series A Perpetual Strike Preferred Stock
STRD Stock	-	$-	$-	$4,014.8
10.00% Series A Perpetual Stride Preferred Stock
MSTR Stock	4,531,421	$-	$ 602.8 (4)	$19,090.8
Class A Common Stock
Total			$602.8

(1) Includes shares sold but not yet settled as of August 28, 2026.

(2) The total face value of the shares of preferred stock sold, which is used to calculate dividends thereon.

(3) Net proceeds are presented net of sales commission.

(4) $50.7 million in net proceeds from MSTR Stock sales were used to fund dividends on Strategy's STRC Stock, $369.7 million in net proceeds from MSTR Stock sales were used to fund bitcoin purchases, $151.8 million in net proceeds from MSTR Stock sales were used to fund repurchases of STRC Stock under the Digital Credit Securities Repurchase Program (defined below), and $30.0 million in net proceeds from MSTR Stock sales were used to increase the USD Cash liquidity account.

BTC Update

On August 31, 2026, Strategy announced updates with respect to its bitcoin holdings:

During Period August 24, 2026 to August 30, 2026			As of August 30, 2026
BTC Purchased (1)	Aggregate Purchase Price (in millions) (2)	Average Purchase Price (2)	Aggregate BTC Holdings	Aggregate Purchase Price (in billions) (2)	Average Purchase Price (2)
4,603	$369.7	$80,318	845,050	$63.73	$75,412

(1) The bitcoin purchases were made using proceeds from the sale of shares under the ATM.

(2) Aggregate and average purchase prices are inclusive of fees and expenses.

Repurchase Program Updates

On August 31, 2026, Strategy announced an update with respect to its share repurchase program of the following securities:

During Period August 24, 2026 to August 30, 2026
Security	Shares Repurchased	Aggregate Purchase Price (in millions)
STRF Stock (1)	-	$-
10.00% Series A Perpetual Strife Preferred Stock
STRC Stock (1)	1,557,177	$151.8
Variable Rate Series A Perpetual Stretch Preferred Stock
STRK Stock (1)	-	$-
8.00% Series A Perpetual Strike Preferred Stock
STRD Stock (1)	-	$-
10.00% Series A Perpetual Stride Preferred Stock
MSTR Stock (2)	-	$-
Class A Common Stock
Total
	1,557,177	$151.8

(1) $364.8 million aggregate purchase price of Strategy's preferred stock remains available under the digital credit securities repurchase program ("Digital Credit Securities Repurchase Program") previously announced on June 29, 2026.

(2) $1.0 billion aggregate purchase price of MSTR Stock remains available under the MSTR Stock repurchase program previously announced on June 29, 2026.

USD Reserve and USD Cash Updates

As part of its capital framework, Strategy maintains: (i) a U.S. dollar reserve (the "USD Reserve"), which is intended to support the payment of dividends on Strategy’s preferred stock and interest on its outstanding indebtedness, and (ii) "USD Cash", which management maintains to deploy for broader general Bitcoin Treasury Company purposes, which may include acquiring bitcoin, expanding the USD Reserve, broader capital management uses, and other similar purposes.

As of August 30, 2026, the balances of the USD Reserve and USD Cash were $5.10 billion and $1.61 billion, respectively. These amounts include expected cash proceeds from shares sold under Strategy’s ATM that had not yet settled as of such date.

Item 7.01 Regulation FD Disclosure.

Strategy Dashboard

Strategy also maintains a dashboard on its website (www.strategy.com) as a disclosure channel for providing broad, non-exclusionary distribution of information regarding Strategy to the public, including information regarding market prices of its outstanding securities, bitcoin purchases and holdings, certain key performance indicator metrics and other supplemental information, and as one means of disclosing non-public information in compliance with its disclosure obligations under Regulation FD. Investors and others are encouraged to regularly review the information that Strategy makes public via the website dashboard.

Furnished Information

The information disclosed pursuant to Item 7.01 in this Current Report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2026	Strategy Inc (Registrant)

	By:	/s/ Thomas C. Chow
	Name:	Thomas C. Chow
	Title:	Executive Vice President & General Counsel